UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 27, 2026

OLENOX INDUSTRIES INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38037	95-4463937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1207 N. FM 3083 Bldg. C

Conroe, TX 77304

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (936) 323-6332

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01	OLOX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Agreement.

Mutual Termination and Release Agreement

As previously announced in a Current Report on Form 8-K filed on June 5, 2026, on May 29, 2025, Olenox Industries Inc. (the “Company”) entered into a Stock Purchase Agreement (the “ELOC Purchase Agreement”) with an investor (the “Purchaser”), whereby the Company could issue and sell to the Purchaser, subject to the terms and conditions of the ELOC Purchase Agreement and a Registration Rights Agreement, up to an aggregate of $100 million (the “Commitment Amount”) of newly issued shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”).

On October 27, 2026, the Company and Purchaser entered into a Mutual Termination and Release Agreement, terminating the ELOC Purchase Agreement and the Registration Rights Agreement (the “Termination Agreement”). No shares of Common Stock were sold under the ELOC Purchase Agreement and the Company did not receive any of the Commitment Amount. Under the terms of the Termination Agreement, in exchange for agreeing to terminate the ELOC Purchase Agreement and the Registration Rights Agreement, the Company agreed to issue the Purchaser 298,604 shares of Common Stock on or before the close of the 14th business day after the effective date of the Termination Agreement (the “Termination Shares”). On April 27, 2027, the Company will have to issue additional shares of Common Stock to the Purchaser if the 10-day volume weighted average price prior to April 27, 2027 is less than $0.80 per share, in order to ensure the Termination Shares have a value of at least $258,440. The Termination Agreement contains standard general releases.

Item 1.01 of this Current Report on Form 8-K contains only a brief description of the material terms of the Termination Agreement and the transaction and does not purport to be a complete description of the rights and obligations of the parties to the Termination Agreement, and such description is qualified in its entirety by reference to the full text of the Termination Agreement, a copy of which is filed herewith as Exhibit 10.1.

Item 3.02 Unregistered Sales of Equity Securities

As disclosed in Item 1.01, on October 27, 2026, the Company entered into the Termination Agreement and agreed to issue the Termination Shares, which securities will contain a standard Rule 144 restrictive legend. The issuance of the foregoing securities will be exempt from registration pursuant to Section 4(a)(2) of the Securities Act promulgated thereunder as the holder is a sophisticated investor and familiar with our operations.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

In reviewing the agreements included or incorporated by reference as exhibits to this Current Report on Form 8-K, please remember that they are included to provide investors with information regarding their terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

●	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

●	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

●	may apply standards of materiality in a way that is different from what may be viewed as material to other investors; and

●	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in this Current Report on Form 8-K and in the Company’s periodic and other filings which are available without charge through the SEC’s website at http://www.sec.gov.

Exhibit Number	Description
10.1	Mutual Termination and Release Agreement dated October 26, 2026 by and between Olenox Industries, Inc., and the Purchaser
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLENOX INDUSTRIES INC.

Dated: October 29, 2026	By:	/s/ Michael McLaren
		Name:	Michael McLaren
		Title:	Chief Executive Officer

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